Exhibit 99.1

News Release
For more information, please contact:
MEDIA: Jon Harris
630-857-1440
Jon.Harris@ConAgraFoods.com
ANALYSTS: Chris Klinefelter
402-240-4154
Chris.Klinefelter@ConAgraFoods.com

CONAGRA FOODS FISCAL 2016 Q3 EPS ABOVE EXPECTATIONS;

STRONG PROFIT GROWTH AND MARGINS FOR BOTH SEGMENTS;

COMPLETION OF PRIVATE LABEL SALE ENABLES $2.15B DEBT REDUCTION;

ON TRACK WITH PLANNED SEPARATION INTO CONAGRA BRANDS AND LAMB WESTON

OMAHA, April 7, 2016 — Today ConAgra Foods, Inc. (NYSE: CAG) reported results for the fiscal 2016 third quarter ended February 28, 2016.

Highlights (% cited indicates change vs. year-ago amounts, where applicable. SG&A refers to selling, general, and administrative expense, and COGS refers to cost of goods sold)

•	Diluted EPS from continuing operations as reported was $0.41, compared with $0.49 in the year-ago period.

•	After adjusting for items impacting comparability, diluted comparable EPS of $0.68 this quarter was ahead of $0.59 in the year-ago period. As previously communicated, guidance for this quarter, as well as the basis for comparison in the year-ago period, included contribution from discontinued operations.

•	Current quarter diluted EPS from discontinued operations (amounting to $0.05 as reported, and $0.11 adjusted for items impacting comparability) reflects about two months of results from the divested private label operations and includes approximately $36 million of pretax benefit, or $0.05 per diluted share of after-tax benefit, from the absence of private label-related depreciation and amortization expense. As previously discussed, this is due to the classification of the private label assets as held for sale during the quarter. The private label operations were divested during the quarter.

•	Consumer Foods improved comparable operating margins by over 300 basis points and drove strong double-digit comparable operating profit growth with a deliberate focus on price/mix, good productivity, and favorable input costs.

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•	Commercial Foods posted comparable operating profit growth in excess of 20%, and expanded margins, reflecting volume increases across the segment as well as lower costs. Lamb Weston posted good volume performance, reflecting the lapping of the impact of the West Coast port labor dispute.

•	The company completed the divestiture of the private label business during the quarter, receiving in excess of $2.6 billion in proceeds. The company has utilized a significant portion of the proceeds to reduce debt by approximately $2.15 billion so far, and as part of a balanced capital allocation program plans to utilize more of the remaining proceeds for further debt reduction. The company is committed to an investment grade credit rating.

CEO Perspective:

Sean Connolly, CEO of ConAgra Foods commented, “Our results for the quarter exceeded our expectations as our actions to drive improved profitability continued to take hold. Our focus on improving price/mix and driving efficiencies is enabling us to enhance our overall fundamentals in both of our segments resulting in solid comparable operating profit growth and expanding operating margins.”

He continued, “With the sale of our private label business completed, we are focused on successfully executing our plans to reduce costs and deliver improved price/mix, while continuing to segment our portfolio to enable more impactful marketing and support investments to drive future innovation and deliver improved margins and shareholder value. We are on track to establish two independent segments with excellent operating foundations as we separate into two pure-play companies in the fall.”

Overall Quarterly Results

For the fiscal 2016 third quarter ended February 28, 2016, diluted earnings per share from continuing operations were $0.41 as reported, vs. $0.49 for the third quarter of fiscal 2015. After adjusting for items impacting comparability, comparable diluted EPS was $0.68 this quarter and $0.59 in the year-ago period. Items impacting comparability are summarized and reconciled for Regulation G purposes starting on page 10.

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CONAGRA FOODS

Consumer Foods Segment

Branded food items sold worldwide in retail channels.

The Consumer Foods segment posted sales of approximately $1.9 billion and operating profit of $291 million in the fiscal third quarter, as reported. Sales declined 2%, with a 4% volume decrease, 3% favorable price/mix, and a negative 1% impact of foreign exchange (all rounded) compared to year-ago period amounts.

The company has emphasized margins over volume this fiscal year as part of building a healthy foundation. In connection with this, the company has implemented changes to improve the efficiency of trade spending, increased list prices on Banquet products and other brands in connection with product improvements and selected commodity pass-through, and focused on improving mix. These factors played a significant role in the quarter’s 4% volume decline and significant margin expansion.

•	Brands posting sales growth for the quarter include Marie Callender’s, Hunt’s, Slim Jim, Reddi-wip, Ro*Tel, PAM, and others.

•	Other brand details are in the written Q&A document accompanying this release.

Segment operating profit was $291 million versus $266 million in the year-ago period, as reported. After adjusting for $48 million of net expense in the current quarter, and $23 million of net expense in the year-ago period from items impacting comparability, current quarter comparable operating profit of $339 million increased 17% over comparable year-ago amounts. Comparable operating margin expanded by over 300 basis points. In addition to the benefits of price/mix, good productivity and overall lower commodity input costs also contributed to the strong quarterly profit performance. Advertising investment increased $10 million, or 12% compared to year-ago period amounts, as part of our strategy to increase support behind high-potential brand equities. Foreign exchange negatively impacted profitability by approximately $12 million this quarter. Year-ago profit included a significant hedge loss, which favorably impacted the comparison this quarter.

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Commercial Foods Segment

Specialty potato, seasonings, blends, flavors, and bakery products, as well as consumer branded and private label packaged food items, sold to restaurants, foodservice and commercial channels worldwide.

Sales for the Commercial Foods segment were $1.1 billion, up 6% over year-ago amounts (rounded). Sales for Lamb Weston’s potato operations grew across North America as well as in international markets. International sales performance for Lamb Weston was notably strong, reflecting the lapping of the impact of the West Coast port labor dispute in the year-ago period, as well as improving demand across several international markets.

Segment operating profit of $175 million increased 21% from year-ago period amounts. Lamb Weston made the most significant contribution to the segment’s profit increase, reflecting increased global volumes, due in part to the benefit of lapping the West Coast port labor dispute. Profits for the remainder of the segment grew modestly.

Hedging Activities

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated Corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The net of these activities resulted in $3 million of net benefit in the current quarter and $4 million of net benefit in the year-ago period. The company identifies these amounts as items impacting comparability within the discussion of unallocated Corporate results.

Other Items

•	Unallocated Corporate amounts were $155 million of expense in the current quarter and $51 million of expense in the year-ago period. Current-quarter amounts include $3 million of hedge-related benefit, as well as $85 million of expense related to other items impacting comparability. Year-ago period amounts include $4 million of hedge-related benefit, and $3 million of other expense related to other items impacting comparability. Excluding these amounts, unallocated Corporate expense was $73 million for the current quarter and $52 million in the year-ago period; this increase principally reflects higher incentive compensation expenses.

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•	Equity method investment earnings were $45 million for the current quarter and $33 million in the year-ago period, as reported. Excluding $18 million of benefit in the current quarter from the termination of a pension by a foreign equity method investment, current quarter equity method investment earnings of $27 million decreased from $33 million a year ago. The comparable decline is due to unfavorable grain market conditions impacting Ardent Mills performance.

•	Net interest expense was $77 million in the current quarter and $80 million in the year-ago period.

Capital Items

•	Dividends for the quarter totaled $109 million versus $107 million in the year-ago period.

•	The company did not repurchase any shares during the quarter.

•	The company reduced debt by approximately $2.15 billion during the quarter, as it utilized a significant portion of the proceeds from the divestiture of the private label operations. As part of balanced capital allocation, the company plans for further debt reduction, and reiterates its commitment to an investment grade credit rating.

•	For the current quarter, capital expenditures for property, plant and equipment from continuing operations were $100 million, compared with $83 million in the year-ago period. Depreciation and amortization expense was approximately $93 million for the fiscal third quarter; this compares with a total of $92 million in the year-ago period.

Discontinued Operations:

Diluted EPS from discontinued operations (the private label operations) in the fiscal third quarter of 2016 was $0.05 as reported, and $0.11 after adjusting for items impacting comparability; this reflects approximately 2 months of contribution from the private label operations prior to the divestiture on February 1, 2016. The company’s previous EPS guidance included expected contribution from

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the private label operations. As previously noted, because the private label operations were classified as assets held for sale in the quarter, there was no depreciation or amortization expense for these assets. This benefitted EPS from discontinued operations in the third quarter by approximately $0.05 per diluted share, or $36 million pretax this quarter, as expected.

Loss per diluted share from discontinued operations in the third quarter of fiscal 2015 was $(2.70), reflecting sizeable impairment charges, and diluted per share income from discontinued operations for that period was approximately $0.06 after adjusting for items impacting comparability. See page 10 for details of items impacting comparability in the current and prior year.

Outlook

Given the recent divestiture of the private label business, which is classified within discontinued operations in current and prior periods, the company’s diluted EPS guidance for fiscal 2016 is now based on expectations for comparable results for continuing operations.

•	Fiscal 2016 year-to-date diluted EPS from continuing operations totals $1.16 as reported, and $1.56 adjusted for items impacting comparability, detailed as part of the Regulation G reconciliation on page 11.

•	The company expects full year fiscal 2016 diluted EPS from continuing operations, adjusted for items impacting comparability, to be in the range of $2.05 - $2.07.

Please see the Regulation G reconciliation on page 11 of this document, as well as the Q&A document accompanying this release, for details on EPS from continuing operations.

Major Items Impacting Third-quarter Fiscal 2016 EPS Comparability

Included in the $0.41 diluted EPS from continuing operations for the third quarter of fiscal 2016 (EPS amounts rounded and after tax):

•	Approximately $0.16 per diluted share of net expense, or $109 million pretax, related to restructuring charges. $61 million of this is classified within unallocated Corporate expense (all SG&A) and $48 million is classified within the Consumer Foods segment ($36 million COGS / $12 million SG&A).

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•	Approximately $0.04 per diluted share of net expense, or $24 million pretax, related to the early extinguishment of debt (all Corporate SG&A).

•	Approximately $0.03 per diluted share, or $18 million pretax, of net benefit related to pension termination at affiliate Lamb-Weston Meijer, classified within the results of equity method investment earnings.

•	Note: Comparable EPS contribution from the private label operations, now classified as discontinued operations, was approximately $0.11 per diluted share. Contribution from the private label operations was included in original guidance. The $0.11 per diluted share excludes $0.06 of net expense from items impacting comparability, detailed as part of the Regulation G reconciliation on page 10.

Included in the $0.49 diluted EPS from continuing operations for the third quarter of fiscal 2015 (EPS amounts rounded and after tax).

•	Approximately $0.03 per diluted share of net expense, or $15 million pretax, resulting from goodwill impairment charges related to the private label snacks business and now part of Consumer Foods (all SG&A).

•	Approximately $0.02 per diluted share of net expense, or $11 million pretax, resulting from restructuring and integration costs. $8 million is classified within the Consumer Foods segment ($2 million in COGS, $6 million in SG&A), and $3 million of this is classified as unallocated Corporate expense (all SG&A).

•	Approximately $0.01 per diluted share of net benefit, or $4 million pretax, related to the mark-to-market impact of derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated Corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold.

Note: Prior year comparable EPS included approximately $0.06 from operations subsequently reclassified to discontinued operations. The $0.06 per diluted share excludes items impacting comparability, the largest of which is $2.75 of expense related to impairment charges. These amounts are detailed as part of the Regulation G table on page 10.

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Discussion of Results

ConAgra Foods will host a conference call at 9:30 a.m. EDT today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-852-6581 and 1-719-325-4751, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 1 p.m. EDT today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 1631271. A rebroadcast also will be available on the company’s website. In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.

About ConAgra Foods

ConAgra Foods, Inc., (NYSE: CAG), is one of North America’s leading packaged food companies with recognized brands such as Marie Callender’s®, Healthy Choice®, Slim Jim®, Hebrew National®, Orville Redenbacher’s®, Peter Pan®, Reddi-wip®, PAM®, Snack Pack®, Banquet®, Chef Boyardee®, Egg Beaters®, Hunt’s® and many other ConAgra Foods brands found in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.

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Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully complete the spin-off of its Lamb Weston business on a tax-free basis, within the expected time frame or at all; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve its targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; ConAgra Foods’ ability to successfully execute its long-term value creation strategy; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing efforts, whether through pricing actions or changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters and the accident at its former Garner plant; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; the success of ConAgra Foods’ innovation and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

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Regulation G Disclosure

Below is a reconciliation of Q3 FY16 and Q3 FY15 diluted earnings per share from continuing operations, and Consumer Foods segment operating profit, adjusted for items impacting comparability. Amounts may be impacted by rounding.

Q3 FY16 & Q3 FY15 Diluted EPS from Continuing Operations

	Q3 FY16	Q3 FY15	% change
Diluted EPS from continuing operations	$0.41	$0.49	-16%
Items impacting comparability:
Net expense related to restructuring charges	0.16	0.02
Net expense related to debt tender offer	0.04	—
Net benefit related to Lamb Weston pension plan settlement	(0.03)	—
Net expense related to goodwill impairment charges	—	0.03
Net benefit related to unallocated mark-to-market impact of derivatives	—	(0.01)
Rounding	(0.01)	—

Diluted EPS from continuing operations, adjusted for items impacting comparability	$0.57	$0.53
Net EPS contribution subsequently reclassified to discontinued operations (included in guidance/base)*:	$0.11	$0.06

Diluted EPS, adjusted for items impacting comparability	$0.68	$0.59	15%

Consumer Foods Segment Operating Profit Reconciliation

(Dollars in millions)	Q3 FY16	Q3 FY15	% change
Consumer Foods Segment Operating Profit	$291	$266	9%
Net expense related to restructuring charges	48	8
Net expense related to goodwill impairment charges	—	15

Consumer Foods Segment Adjusted Operating Profit	$339	$289	17%

	Q3 FY16	Q3 FY15
*Diluted EPS from discontinued operations	$0.05	$(2.70)
Items impacting comparability:
Net expense related to impairment charges	$0.05	$2.75
Net expense related to extinguishment of debt	0.01	—
Net expense related to unusual tax matters	0.01	—
Net expense related to restructuring charges	—	0.01
Rounding	(0.01)	—

Diluted EPS from discontinued operations, adjusted for items impacting comparability	$0.11	$0.06

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Regulation G Disclosure (cont.)

Below is a reconciliation of the thirty-nine weeks ended February 28, 2016 and full FY15 diluted earnings per share from continuing operations, adjusted for items impacting comparability. Amounts may be impacted by rounding.

Thirty-nine weeks ended Feb. 28. 2016*
Diluted EPS from continuing operations	$1.16
Items impacting comparability:
Net expense related to restructuring charges	0.37
Net expense related to debt tender offer	0.04
Net benefit related to Lamb Weston pension plan settlement	(0.03)
Net expense related to unusual tax matters	0.02

Diluted EPS from continuing operations, adjusted for items impacting comparability	$1.56

Full Year FY15*
Diluted EPS from continuing operations	$1.73
Items impacting comparability:
Net expense related to restructuring and integration costs (including acquisition-related restructuring)	0.08
Net expense related to impairment of goodwill and other intangible assets	0.05
Net expense related to unallocated mark-to-market impact of derivatives	0.05
Net expense related to extinguishment of debt	0.04
Net benefit related to historical legal matters	(0.02)
Net expense related to year-end remeasurement of pensions	0.01
Net benefit related to unusual tax matters	(0.01)

Diluted EPS from continuing operations, adjusted for items impacting comparability	$1.93

* Please	see written Q&A document for quarterly details.

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	THIRD QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	February 28, 2016	February 22, 2015	Percent Change
SALES
Consumer Foods	$1,854.8	$1,899.7	(2.4)%
Commercial Foods	1,069.3	1,007.6	6.1%

Total	2,924.1	2,907.3	0.6%

OPERATING PROFIT
Consumer Foods	$291.3	$266.0	9.5%
Commercial Foods	175.0	144.5	21.1%

Total operating profit for segments	466.3	410.5	13.6%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(155.5)	(50.8)	206.1%
Interest expense, net	(76.9)	(79.8)	(3.6)%

Income from continuing operations before income taxes and equity method investment earnings	$233.9	$279.9	(16.4)%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	THIRD QUARTER
	Thirty-nine weeks ended	Thirty-nine weeks ended
	February 28, 2016	February 22, 2015	Percent Change
SALES
Consumer Foods	$5,531.6	$5,642.0	(2.0)%
Commercial Foods	3,283.8	3,169.5	3.6%

Total	8,815.4	8,811.5	—%

OPERATING PROFIT
Consumer Foods	$857.8	$758.9	13.0%
Commercial Foods	477.7	412.2	15.9%

Total operating profit for segments	1,335.5	1,171.1	14.0%
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(425.3)	(248.2)	71.4%
Interest expense, net	(236.8)	(241.8)	(2.1)%

Income from continuing operations before income taxes and equity method investment earnings	$673.4	$681.1	(1.1)%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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ConAgra Foods, Inc.

Consolidated Statements of Operations

(in millions)

(unaudited)

	THIRD QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	February 28, 2016	February 22, 2015	Percent Change
Net sales	$2,924.1	$2,907.3	0.6%
Costs and expenses:
Cost of goods sold	2,123.7	2,187.3	(2.9)%
Selling, general and administrative expenses	489.6	360.3	35.9%
Interest expense, net	76.9	79.8	(3.6)%

Income from continuing operations before income taxes and equity method investment earnings	233.9	279.9	(16.4)%
Income tax expense	91.0	100.6	(9.5)%
Equity method investment earnings	44.7	33.0	35.5%

Income from continuing operations	187.6	212.3	(11.6)%
Income (loss) from discontinued operations, net of tax	18.7	(1,165.0)	N/A

Net income (loss)	$206.3	$(952.7)	N/A

Less: Net income attributable to noncontrolling interests	1.7	1.4	21.4%

Net income (loss) attributable to ConAgra Foods, Inc.	$204.6	$(954.1)	N/A

Earnings (loss) per share - basic
Income from continuing operations	$0.42	$0.49	(14.3)%
Income (loss) from discontinued operations	0.04	(2.72)	N/A

Net income (loss) attributable to ConAgra Foods, Inc.	$0.46	$(2.23)	N/A

Weighted average shares outstanding	435.7	427.1	2.0%

Earnings (loss) per share - diluted

Income from continuing operations	$0.41	$0.49	(16.3)%
Income (loss) from discontinued operations	0.05	(2.70)	N/A

Net income (loss) attributable to ConAgra Foods, Inc.	$0.46	$(2.21)	N/A

Weighted average share and share equivalents outstanding	439.6	432.3	1.7%

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ConAgra Foods, Inc.

Consolidated Statements of Operations

(in millions)

(unaudited)

	THIRD QUARTER
	Thirty-nine weeks ended	Thirty-nine weeks ended
	February 28, 2016	February 22, 2015	Percent Change
Net sales	$8,815.4	$8,811.5	—%
Costs and expenses:
Cost of goods sold	6,485.5	6,742.5	(3.8)%
Selling, general and administrative expenses	1,419.7	1,146.1	23.9%
Interest expense, net	236.8	241.8	(2.1)%

Income from continuing operations before income taxes and equity method investment earnings	673.4	681.1	(1.1)%
Income tax expense	259.3	247.9	4.6%
Equity method investment earnings	107.0	92.6	15.6%

Income from continuing operations	521.1	525.8	(0.9)%
Loss from discontinued operations, net of tax	(1,307.9)	(978.1)	33.7%

Net loss	$(786.8)	$(452.3)	74.0%

Less: Net income attributable to noncontrolling interests	7.8	9.5	(17.9)%

Net loss attributable to ConAgra Foods, Inc.	$(794.6)	$(461.8)	72.1%

Earnings (loss) per share - basic
Income from continuing operations	$1.17	$1.21	(3.3)%
Loss from discontinued operations	(3.01)	(2.30)	30.9%

Net loss attributable to ConAgra Foods, Inc.	$(1.84)	$(1.09)	68.8%

Weighted average shares outstanding	433.3	425.5	1.8%

Earnings (loss) per share - diluted
Income from continuing operations	$1.16	$1.20	(3.3)%
Loss from discontinued operations	(2.99)	(2.27)	31.7%

Net loss attributable to ConAgra Foods, Inc.	$(1.83)	$(1.07)	71.0%

Weighted average share and share equivalents outstanding	437.6	430.8	1.6%

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Balance Sheet

(in millions)

(unaudited)

	February 28, 2016	May 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$502.6	$164.7
Receivables, less allowance for doubtful accounts of $4.7 and $4.1	849.6	773.6
Inventories	1,835.5	1,711.9
Prepaid expenses and other current assets	335.6	273.2
Current assets held for sale	4.2	744.3

Total current assets	3,527.5	3,667.7
Property, plant and equipment, net	2,645.7	2,687.7
Goodwill	4,682.2	4,699.5
Brands, trademarks and other intangibles, net	1,371.8	1,313.4
Other assets	960.0	927.0
Noncurrent assets held for sale	—	4,246.9

	$13,187.2	$17,542.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$36.6	$7.9
Current installments of long-term debt	560.4	1,008.0
Accounts payable	1,007.8	1,138.8
Accrued payroll	213.1	211.2
Other accrued liabilities	797.7	650.3
Current liabilities held for sale	—	294.0

Total current liabilities	2,615.6	3,310.2
Senior long-term debt, excluding current installments	4,706.8	6,693.0
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,935.8	2,022.1
Noncurrent liabilities held for sale	0.6	711.0
Total stockholders’ equity	3,732.5	4,610.0

	$13,187.2	$17,542.2

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CONAGRA FOODS

ConAgra Foods, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions) (unaudited)

	Thirty-nine weeks ended
	Feb. 28, 2016	Feb. 22, 2015
Cash flows from operating activities:
Net loss	$(786.8)	$(452.3)
Loss from discontinued operations	(1,307.9)	(978.1)

Income from continuing operations	521.1	525.8
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	281.7	283.8
Asset impairment charges	8.4	24.7
Lease cancellation expense	55.6	—
Loss on extinguishment of debt	23.9	24.6
Earnings of affiliates in excess of distributions	(31.9)	(56.7)
Share-based payments expense	54.3	42.9
Contributions to pension plans	(9.3)	(9.4)
Pension expense (benefit)	25.6	(6.9)
Other items	4.6	15.2
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Accounts receivable	(127.7)	18.9
Inventory	(121.4)	(245.0)
Deferred income taxes and income taxes payable, net	(184.2)	26.6
Prepaid expenses and other current assets	1.8	(53.5)
Accounts payable	(92.3)	(25.2)
Accrued payroll	30.7	47.5
Other accrued liabilities	60.5	(35.5)

Net cash flows from operating activities — continuing operations	501.4	577.8
Net cash flows from operating activities — discontinued operations	193.7	162.7

Net cash flows from operating activities	695.1	740.5

Cash flows from investing activities:
Additions to property, plant and equipment	(279.7)	(240.6)
Sale of property, plant and equipment	24.6	15.4
Purchase of business, net of cash acquired	—	(74.7)
Purchase of intangible assets	(10.4)	—
Return of investment in equity method investee	—	391.4
Other items	0.3	—

Net cash flows from investing activities — continuing operations	(265.2)	91.5
Net cash flows from investing activities — discontinued operations	2,521.6	40.7

Net cash flows from investing activities	2,256.4	132.2

Cash flows from financing activities:
Net short-term borrowings	28.7	284.1
Issuance of long-term debt	30.0	550.0
Repayment of long-term debt	(2,521.4)	(1,491.2)
Repurchase of ConAgra Foods, Inc. common shares	—	(35.1)
Cash dividends paid	(323.5)	(318.2)
Exercise of stock options and issuance of other stock awards	208.1	113.8
Other items	(6.2)	(12.5)

Net cash flows from financing activities — continuing operations	(2,584.3)	(909.1)
Net cash flows from financing activities — discontinued operations	(45.2)	(1.7)

Net cash flows from financing activities	(2,629.5)	(910.8)

Effect of exchange rate changes on cash and cash equivalents	(2.5)	(7.7)
Net change in cash and cash equivalents	319.5	(45.8)
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale at beginning of period	18.4	64.9
Less: Cash balance included in assets held for sale at end of period	—	27.5
Cash and cash equivalents at beginning of period	164.7	118.2

Cash and cash equivalents at end of period	$502.6	$109.8

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